UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Burlington Road, South Building Bedford, Massachusetts 01730
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced by Lantheus Holdings, Inc. (“Lantheus” or the “Company”) on January 12, 2025, Lantheus Medical Imaging, Inc., a Delaware corporation and a subsidiary of the Company, and Lantheus Radiopharmaceuticals UK Limited, a private limited liability company incorporated under the laws of England (the “Purchaser”), entered into a Sale and Purchase Agreement (the “Agreement”) with Life Medical Group Limited, a private limited liability company incorporated under the laws of England (the “Seller”), and Life Healthcare Group Holdings Limited, a public limited liability company incorporated under the laws of South Africa, pursuant to which the Purchaser would acquire the entire issued share capital of Life Molecular Imaging Limited (“Life Molecular”) (the “Transaction”).

On July 21, 2025, the parties completed the Transaction pursuant to the Agreement. In accordance with the Agreement, upon the closing of the Transaction, the Purchaser paid the Seller an upfront cash payment of $350 million (following applicable purchase price adjustments under the Agreement) in exchange for all of the outstanding share capital of Life Molecular.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a copy of which was filed as Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on February 26, 2025.

Item 7.01	Regulation FD Disclosure.

On July 22, 2025, the Company issued a press release announcing the completion of the Transaction, as well as the appointment of Dr. Ludger Dinkelborg as the Company’s Head of Research and Development, effective as of August 1, 2025. Dr. Dinkelborg will lead and oversee Clinical Development, Regulatory Affairs, Clinical Operations, Program Management, and AI/Biomarkers Solutions and will report directly to the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this item and Exhibit 99.1 are not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall this item or Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such future filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Chief Administrative Officer and General Counsel

Date: July 22, 2025